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MDC · RICHMOND · AMERICAN · HOMES

Building and Financing the American Dream.

2023

M.D.C. Holdings, Inc.

April 2023

Investor Outreach

Forward Looking Statements

Certain statements in this presentation, including statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of MDC to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including the impact of the COVID-19 pandemic, changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by MDC, including restrictions on business activities resulting from the COVID-19 pandemic, cancellation rates, net home orders, gross margins from home sales, land and home values and subdivision counts; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of MDC's investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican Mortgage Corporation's sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by MDC in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns and natural disasters; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including orders addressing the COVID-19 pandemic, the interpretation of tax, labor and environmental laws; (15) terrorist acts and other acts of war; (16) changes in energy prices; and (17) other factors over which MDC has little or no control. Additional information about the risks and uncertainties applicable to MDC's business is contained in MDC's Form 10-K for the year ended December 31, 2022.

All forward-looking statements made in this presentation are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this presentation will increase with the passage of time. The Company undertakes no duty to update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

MDC · RICHMOND AMERICAN HOMES
Building and Financing the American Dream®

Highlights in Response to Recent Investor Questions



2023 INVESTOR PRESENTATION

Lead Director Compensation

- Outlier compensation ***is justified by the outlier number of meetings our lead director regularly attends*** (44 total in 2022 -- over 2x peer group average)
- The ***independent directors approved lead director compensation levels*** in recognition of his valuable assistance in their duty to provide independent oversight for the Company
- Cash compensation ***established in 2013*** based upon the recommendation of our Compensation Committee's independent consultant; reviewed annually by both the Compensation Committee and its independent consultant
- Equity award, adjusted for the issuance of stock dividends, has remained the same for ***over twenty years***

Executive Compensation

- Home sale revenues of $5.6 billion for 2022 was the highest in the history of the Company
- Pretax income of $759.9 million for 2022 was the second highest in the history of the Company
- Home sale gross margins of 22.3% for 2022 was among the highest in the history of the Company
- Shareholder dividend declared of $2.00 per share in 2022 was the highest ever in the history of the Company; consistent or increasing dividends for more than 25 consecutive years

However, in light of the recent rise in interest rates, the economic slowdown in the 2022 fourth quarter and the reduction in cash awards among the Company's peer group, the Compensation Committee *reduced cash incentive compensation by ~30%*

- In lieu of performance shares granted in prior years, long-term options were granted that have limits on exercise of one to three years
- The value of the options granted (2022) in lieu of PSUs (2021) were roughly equivalent

Total Shareholder Return – 5-Year Return[1,2]

Long-term total shareholder return (5-year) is above industry average



85.1%
80.1%
49.7%
46.3%
40.9%
34.2%
31.5%
10.6%
5.5%
-33.6%
-49.8%
27%
DHI
MTH
LEN
PHM
MDC
MHO
NVR
TOL
KBH
BZH
HOV

2022's TSR decrease was significantly influenced by ***a severe and uncontrollable increase in interest rates,*** which overshadowed the Company's record performance *(short-term TSR was not indicative of executive performance in 2022)*

1. Assumes reinvestment of dividends
2. Source: Bloomberg

Industry Leading Dividend Yield

Maintained industry leading dividend yield uninterrupted since 1994



5.1%
1.5%
1.4%
1.3%
1.1%
1.0%
0.9%
MDC
KBH
LEN
TOL
PHM
DHI
MTH
BZH
HOV
MHO
NVR
Peer Average = 0.7%

Quarterly cash dividend of $0.50 ($2.00 annualized) declared in January 2023

Source: Yahoo Finance as of 4/3/23

Talent Development and Executive Succession Planning

Our Board and senior executives oversee a robust in-house talent development program, providing our management team with the skills, experience and diversity to lead the company in the future

Executive Succession Planning

- The Board views **executive succession as a key responsibility**
- The Board's Corporate Governance/Nominating Committee has laid out skills and experience necessary to succeed in executive roles
- The company's hiring and **internal talent development framework** focuses on identifying high-potential individuals and creating opportunities for skills development for future senior executive roles
- The Board and senior executives have **contingency plans** in case of emergencies involving current senior executives
- Comp Committee has adopted Plan in event of emergency need to replace a senior leader and for ultimate succession. Comp Committee evaluates "next level" managers with succession in mind.
- **Split of Chairman and CEO roles** in 2020 a key step in the evolution of our succession plan


The Board and senior executives incorporate long-term succession planning into hiring plans
The Board and senior executives observe management in key settings
Internal Executive Talent Development
Senior executives conduct annual and mid-year assessments to support talent development
Senior executives identify stretch opportunities for high-potential managers to gain valuable experience for executive positions

Equity Incentive Plan

- Request for 3,000,000 new shares
  - ✓ Only 30,171 shares remain available under plan
- Modest plan usage inline with peer comparisons
  - ✓ 3-Year Average Burn Rate: < 2%
  - ✓ Dilution comparable to peer average
- Important element of compensation program used to promote long-term alignment between key employees and shareholders
- Analysis of estimated plan cost, features and grant practices supports favorable recommendation
- Plan aligns well with strong governance practices
  - ✓ Prohibits repricing without shareholder approval
  - ✓ No evergreen feature
  - ✓ Included in clawback policy

Diversity Update

2023 INVESTOR PRESENTATION



Commitment to Enhancing Board Diversity

We continue to demonstrate our commitment to enhancing the Board through diversity and have taken the following actions in recent years:

- ✓ Amended the Corporate Governance/Nominating Committee Charter and Corporate Governance Guidelines to expressly ***include diversity as a consideration*** in the search for new directors
- ✓ ***Executed on commitment*** to appoint a racial or ethnic diverse board member
- ✓ ***All board members*** appointed in the ***past six years*** were ***women***, or from ***underrepresented groups****, including our appointment of Janice Sinden in January 2022 and Rafay Farooqui in December 2022



Janice Sinden
Director Since:
2022



Courtney Mizel
Director Since:
2017



Rafay Farooqui
Director Since:
2022

From 2023 Proxy Statement pages 6 and 63
* Refer to page 12 of this presentation for definition

Key Diversity Statistics

Continue to promote a gender and ethnically diverse Board and employee base

EMPLOYEE DIVERSITY:
GENDER / UNDERREPRESENTED GROUPS



40%
60%
Female and/or underrepresented group*
Not female and/or underrepresented group*

BOARD DIVERSITY:
GENDER / UNDERREPRESENTED GROUP



27%
73%
Female and/or underrepresented group
Not female and/or underrepresented group

From 2023 Proxy Statement page 6.

MDC defines gender diversity as individuals identifying as female.
MDC defines underrepresented groups as including individuals who identify as Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, or Native Hawaiian or Pacific Islander; individuals who identify as LGBTQ+; individuals who identify as underrepresented based on national, Indigenous, religious, or cultural identity; individuals with disabilities; and veterans.
*The employee diversity percentages are based primarily on those identifying as female, Black or African American, Hispanic or Latinx, Asian, Native American or Alaska Native, or Native Hawaiian or Pacific Islander. Data on other underrepresented groups within the employee population is not collected by MDC